Exhibit 3.2

MARATHON OIL CORPORATION
BY-LAWS

February 25, 2014

ARTICLE I.
Stockholders.
Section 1.1 Time and Place of Meetings of Stockholders. The Corporation shall hold an annual meeting of its stockholders each calendar year for the purpose of electing directors of the Corporation, and transacting such other business as may be brought before such meeting in accordance with these By-laws, at such date, time and place as the Board of Directors by resolution may designate, or if the Board of Directors does not so designate a date, time and place, such annual meeting of stockholders of the Corporation shall be held at the principal executive office of the Corporation in Houston, Texas at 10:00 a.m., Central Time, on the last Wednesday in April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Wednesday which is not a legal holiday.
    Special meetings of the stockholders (i) may be called at any time by the Board of Directors and (ii) shall be called by the Chairman of the Board or the chief executive officer of the Corporation following receipt by the Secretary of a written request of a holder or holders, who, individually or collectively, have continuously held 20 percent or more of the outstanding shares of the Corporation’s common stock for at least one year prior to the date the Corporation receives the written request to call a special meeting. For this purpose, share ownership is to be calculated on a “net long” basis, determined by subtracting the stockholders’ short position from their long position, based on Rule 14e-4 under the Exchange Act. Any such request by a stockholder or stockholders to call a special meeting must: (i) be accompanied by proof of ownership of record of 20 percent or more of the outstanding shares of the Corporation’s common stock and state the purchase date of each such share; (ii) specify the matter or matters to be acted upon at such meeting, each of which must be a proper subject for stockholder action under applicable law, which specification must include the complete text of any resolution or any amendment to any document applicable to the Corporation intended to be presented at the meeting; (iii) state the reasons for conducting such business at a special meeting of stockholders; and (iv) provide any other information which may be required pursuant to these By-laws or any other information with respect to the matter or matters requested to be acted upon which may be required to be disclosed under the DGCL or included in a proxy statement filed pursuant to the rules of the U.S. Securities and Exchange Commission, and, as to each stockholder requesting the meeting and each other person, if any, who is a beneficial owner of the shares held by such stockholder, (a) their name and address, (b) the class and number of shares of the Corporation which are owned beneficially or of record, and (c) any material interest in the business to be brought before the meeting. Without limiting the generality of the foregoing: (a) in the case of any such request to call a special meeting for the purpose of (or for multiple purposes that include) considering any nominee or nominees to serve on the Board of Directors, such request shall set forth all the information required to be included in a notice to which the provisions of the fourth sentence of Section 1.3 of these By-laws apply, and the provisions of the fifth sentence of Section 1.4 of these By-laws shall be applicable; and (b) in the case of any such request to call a special meeting for other purpose or purposes, such request shall set forth all the information required to be included in a notice to which the provisions of the sixth sentence of Section 1.4 of these By-laws apply. Notwithstanding the forgoing, neither the Chairman of the Board nor the chief executive officer of the Corporation shall be required to call a special stockholder meeting if (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) a similar item was presented at any meeting of stockholders held within 120 calendar days prior to the receipt by the Corporation of the special meeting request, (iii) a similar item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held, or (iv) the special meeting request is received by the Corporation during the period commencing 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders.
Neither the annual meeting nor any special meeting of stockholders need be held within the State of Delaware.
Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders or otherwise, may not be taken without a meeting, prior notice and a vote, and stockholders may not act by written consent.
Section 1.2 Notice of Meetings of Stockholders. It shall be the duty of the Secretary to cause notice of each annual or special meeting to be mailed to all stockholders of record as of the record date as fixed by the Board of Directors for the determination of stockholders entitled to vote at such meeting. Such notice shall indicate briefly the action to be taken at such meeting and shall be mailed to the stockholders at the addresses of such stockholders as shown on the books of the Corporation at least 10 days but not more than 60 days preceding the meeting. Only matters stated in the notice of a special meeting of the stockholders shall be brought before and acted upon at the meeting. Any such notice may be satisfied by electronic transmission, subject to the requirements of Section 232 of the DGCL.
Section 1.3. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nomination for election to the Board of Directors at a meeting of stockholders may be made by the Board of Directors or by any stockholder of record of the Corporation entitled to vote generally for the election of directors at such meeting who complies with the notice procedures set forth in this Section 1.3. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, and received not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class of the capital stock of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder, (ii) the number of shares of each class of the capital stock of the Corporation which are beneficially owned by such stockholder, (iii) a description of any agreement, arrangement or understanding relating to any hedging or other transaction or series of transactions (including any derivative or short position profit interest, option, hedging transaction or borrowing or lending of shares) that has been entered into or made by such stockholder, the effect or intent of which is to mitigate loss, manage risk or benefit from share price changes or to increase or decrease the voting power of such stockholder or any of its Stockholder Associated Persons (as defined in Section 1.4), in any case with respect to any share of capital stock of the Corporation, and (iv) a description of any agreement, arrangement or understanding with respect to such nomination between or among the stockholder and any of its Stockholder Associated Persons, and any others (including their names) acting in concert with any of the foregoing. In addition, the notice shall include a representation that the stockholder will notify the Corporation in writing of any change in any of the information referenced above in this Section 1.3 as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, in accordance with applicable law and these By-laws. The provisions of this Section 1.3 regarding the timeliness of nominations by a stockholder shall apply to each such nomination, regardless of whether a stockholder making such nomination (i) desires to have such nomination reflected in the Corporation’s proxy statement for the meeting at which such nomination is to be made or (ii) intends to prepare separate proxy materials.
The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
Section 1.4. Notice of Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of record. For business to be properly brought before an annual meeting by such a stockholder, if such business relates to the election of directors of the Corporation, the stockholder must comply with the procedures set forth in Article I, Section 1.3. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the number of shares of each class of the capital stock of the Corporation which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, and (e) a description of any agreement, arrangement or understanding relating to any hedging or other transaction or series of transactions (including any derivative or short position profit interest, option, hedging transaction or borrowing or lending of shares) that has been entered into or made, the effect or intent of which is to mitigate loss, manage risk or benefit from share price changes or to increase or decrease the voting power of such stockholder or any such Stockholder Associated Person, in any case with respect to any share of capital stock of the Corporation. In addition, the notice shall include a representation that the stockholder will notify the Corporation in writing of any change in any of the information referenced above in this Section 1.4 as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed. With respect to the stockholder giving any such notice which includes information regarding any Stockholder Associated Person as contemplated by clauses (d) or (e) of the sixth sentence of this paragraph, the stockholder must include in such notice (i) the name and address of such Stockholder Associated Person, if any, (ii) the number of shares of each class of capital stock of the Corporation owned by such Stockholder Associated Person, if any, and (iii) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business on the date of such stockholder’s notice. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.4 and in

Section 1.3 of this Article I and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.4. Without limiting the generality of the foregoing, the provisions of this Section 1.4 regarding the timeliness of a stockholder’s notice for a matter to be brought before an annual meeting shall apply to each such matter to be brought before the meeting, regardless of whether the stockholder proposing to bring the matter before the meeting (i) desires to have such matter reflected in the Corporation’s proxy statement for such meeting or (ii) intends to prepare separate proxy materials. Nothing in Section 1.3 or in this Section 1.4 shall be deemed to give any stockholder the right to have any nomination or proposal included in any proxy statement prepared by the Corporation, and, to the extent any such right exists under applicable law or governmental regulation, such right shall be limited to the right provided under such applicable law or governmental regulation.
The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.4, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.
For purposes of Section 1.3 and Section 1.4, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any person who beneficially owns shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control, directly or indirectly, such stockholder or any Stockholder Associated Person described in clause (i) or (ii) of this definition.
Section 1.5. Quorum. At each meeting of the stockholders, the holders of one- third of the voting power of the outstanding shares of stock entitled to vote generally at the meeting, present in person or represented by proxy, shall constitute a quorum, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum.
Except as otherwise required by law, a majority of the voting power of the shares of stock entitled to vote generally at a meeting and present in person or by proxy, whether or not constituting a quorum, may adjourn, from time to time, without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
Section 1.6. Organization. The Chairman of the Board, or in his absence the Lead Director, or the chief executive officer of the Corporation in the order named, shall call meetings of the stockholders to order, and shall act as chairman of such meeting; provided, however, that the Board of Directors may appoint any person to act as chairman of any meeting in the absence of the Chairman of the Board or the Lead Director.

The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; but, in the absence of the Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.
Section 1.7. Voting. At each meeting of the stockholders, every stockholder shall be entitled to vote in person, or by proxy appointed by instrument in writing, subscribed by such stockholder or by his duly authorized attorney, or, to the extent permitted by applicable law, appointed by an electronic transmission, and delivered to the inspectors at the meeting; and such stockholder shall have the number of votes for each share of capital stock standing registered in such stockholder’s name at the date fixed by the Board of Directors pursuant to Section 4.4 of Article IV of these By-laws as may be determined in accordance with the Certificate of Incorporation, or as may be provided by applicable law. Voting at meetings of stockholders must be by written ballot in all elections of directors, but otherwise need not be by written ballot unless the Board of Directors, in its discretion, by resolution so requires or, in the case of any such meeting, the chairman of that meeting, in his or her discretion, so requires. The Board of Directors, in its discretion, may authorize the requirement of a written ballot in any case to be satisfied by electronic transmission, subject to the requirements of Section 211(e) of the DGCL.
At least ten days before each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all of the stockholders entitled to vote at such meeting, showing the address of each stockholder, and indicating the class and number of shares held by each, shall be furnished and held open for inspection in such manner, as is required by applicable law. Only the persons in whose names shares of stock stand on the books of the Corporation at the date fixed by the Board of Directors pursuant to Section 4.4 of Article IV of these By-laws, as evidenced in the manner provided by applicable law, shall be entitled to vote in person or by proxy on the shares so standing in their names.
Prior to any meeting, but subsequent to the date fixed by the Board of Directors pursuant to Section 4.4 of Article IV of these By-laws, any proxy may submit his powers of attorney to the Secretary, or to the treasurer of this Corporation, for examination. The certificate of the Secretary, or of the treasurer of the Corporation, as to the regularity of such powers of attorney, and as to the class and number of shares held by the persons who severally and respectively executed such powers of attorney, shall be received as prima facie evidence of the class and number of shares represented by the holder of such powers of attorney for the purpose of establishing the presence of a quorum at such meeting and of organizing the same, and for all other purposes.
Except as otherwise provided in the Certificate of Incorporation, each director shall be elected by a vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided, however, that the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors if, in connection with such meeting (i) the Secretary shall have received a notice that a stockholder has nominated a person for election to the Board in compliance with the advance-notice requirements for stockholder nominees for director set forth in Section 1.3 and (ii) such nomination shall not have been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation. If directors are to be elected by a plurality of the votes cast pursuant to the provisions of the immediately preceding sentence, stockholders shall not be provided the option to vote against any one or more of the nominees, but shall only be provided the option to vote for one or more of the nominees or withhold their votes with respect to one or more of the nominees. For purposes hereof, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. (Accordingly, abstentions will not be taken into account for this purpose.)
In the case of any question to which the stockholder approval policy of any national securities exchange or quotation system on which capital stock of the Corporation is traded or quoted on the Corporation’s application, the requirements under the Exchange Act, or any provision of the Internal Revenue Code of 1986, as amended, or the rules and regulations thereunder (the “Code”) applies, in each case for which question the Certificate of Incorporation, these By-laws or the DGCL does not specify a higher voting requirement, that question will be decided by the requisite vote that stockholder approval policy, Exchange Act requirement or Code provision, as the case may be, specifies, or the highest requisite vote if more than one applies.
A majority of the votes of the shares present in person at the meeting and those represented by proxy and entitled to vote on the question whether to ratify the appointment of independent public accountants, if that question is submitted for a vote of stockholders, will be sufficient to ratify the appointment.
All other elections, proposals and questions which have properly come before any meeting will, unless the Certificate of Incorporation, these By-laws or applicable law otherwise provides, be decided by a majority of the votes of the shares present in person at the meeting and those represented by proxy and entitled to vote at that meeting.
Section 1.8. Inspectors. At each meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by one or more inspectors. Such inspector or inspectors shall be appointed by the Board of Directors before the meeting. If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to serve, shall be appointed in like manner.
Section 1.9. Approval or Ratification of Acts or Contracts by Stockholders. The Board, in its discretion, may submit any act or contract for approval or ratification at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of considering any such act or contract, and, except as applicable law or the Certificate of Incorporation otherwise provides, any act or contract that the holders of shares of stock of the Corporation present in person or by proxy at that meeting and having a majority of the votes entitled to vote on that approval or ratification approve or ratify will, provided that a quorum is present, be as valid and as binding on the Corporation and on all stockholders as if every stockholder had approved or ratified it.
Section 1.10. Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it deems appropriate. Except to the extent inconsistent with those rules and regulations, if any, the chairman of any meeting of stockholders will have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of that chairman, are appropriate for the proper conduct of that meeting. Those rules, regulations or procedures, by whomever so adopted, may include the following:
(a)    the establishment of an agenda or order of business for the meeting;
(b)    rules and procedures for maintaining order at the meeting and the safety of those present;
(c)    limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies or such other persons as the chairman of the meeting may determine;
(d)    restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(e)    limitations on the time allotted to questions or comments by participants.
Except to the extent the Board or the chairman of any meeting otherwise prescribes, no rules of parliamentary procedure will govern any meeting of stockholders.

ARTICLE II.
Board of Directors.
Section 2.1. Number, Classes and Terms of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
The number of directors shall be fixed from time to time by resolution of the Board, but the number thereof shall not be less than three.
At each annual meeting of the stockholders of the Corporation, the directors shall be elected for terms expiring at the next succeeding annual meeting of the stockholders of the Corporation, provided that each director shall serve until a successor is duly elected and qualified or until such director’s earlier death, resignation or removal.
In the case of any increase in the number of directors of the Corporation, the additional director or directors shall be elected only by the Board.
Section 2.2. Vacancies. Except as otherwise provided by law, in the case of any vacancy in the Board through death, resignation, disqualification or other cause, a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor, shall be elected only by a majority of the Board then in office, even if less than a quorum.

Section 2.3. Removal. Directors of the Corporation may be removed with or without cause.
Section 2.4. Retirements. No director shall continue to serve on the Board beyond the last day of the annual stockholder election term during which such director attains the age of 72, except that a former chief executive officer of the Corporation shall not continue to serve on the Board beyond the last day of the annual stockholder election term during which the age of 70 is attained. Notwithstanding the foregoing, officer-directors, other than a chief executive officer, shall retire from the Board at the time such officer-director ceases to be a principal officer of the Corporation.
Section 2.5 Place of Meetings, etc. The Board may hold its meetings, and may have an office and keep the books of the Corporation (except as otherwise may be provided for by law) in such place or places in the State of Delaware or outside of the State of Delaware, as the Board from time to time may determine.
Section 2.6. Regular Meetings. Regular meetings of the Board shall be held at such times as may be fixed by resolution of the Board. The Secretary shall give notice, as provided for special meetings, for each regular meeting.
Section 2.7. Special Meetings. Special meetings of the Board shall be held whenever called by direction of the Chairman of the Board, the Lead Director, the chief executive officer of the Corporation, or a majority of the directors then in office.
The Secretary shall give notice of each special meeting of the Board by mailing the same at least two days before the meeting, or by telegraph, telecopier, electronic transmission or other communications device at least one day before the meeting, to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business of the Board may be transacted at a special meeting of the Board. At any Board meeting at which every director shall be present, even though without any notice, any business may be transacted.
Section 2.8. Telephonic and Other Meetings. Members of the Board may hold and participate in any Board meeting by means of conference telephone or other communications equipment that permits all persons participating in the meeting to hear each other, and participation of any director in a meeting under this Section 2.8 will constitute the presence in person of that director at that meeting for purposes of these By-laws, except in the case of a director who so participates only for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been called or convened in accordance with applicable law or these By-laws.
Section 2.9. Quorum. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.
At any meeting of the Board, all matters shall be decided by the affirmative vote of a majority of directors then present, provided, that the affirmative vote of at least one-third of all the directors then in office shall be necessary for the passage of any resolution.

Section 2.10. Order of Business. At meetings of the Board business shall be transacted in such order as, from time to time, the Board may determine by resolution.
At all meetings of the Board, the Chairman of the Board, or in his absence the Lead Director, or the chief executive officer of the Corporation, in the order named, shall preside.
Section 2.11. Compensation of Directors. Each director of the Corporation who is not a salaried officer or employee of the Corporation, or of a subsidiary of the Corporation, shall receive an annual cash retainer and an annual common stock unit award for serving as a director of the Board as the Board may from time to time determine. The Lead Director and chairs of the Committees shall receive retainers as the Board may from time to time determine.
Section 2.12. Board Committees.
(a)    The Board may, by resolution or by election of a majority vote, designate one or more Committees consisting of one or more of the directors. The Board may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of that Committee. The member or members present at any meeting of any Committee and not disqualified from voting at that meeting may, whether or not constituting a quorum, unanimously appoint another director to act at that meeting in any place of any member of that Committee who is absent from or disqualified to vote at that meeting.
(b)    The Board by resolution may change the membership of any Committee at any time and fill vacancies on any of those committees. A majority of the members of any Committee will constitute a quorum for the transaction of business by that Committee unless the Board by resolution requires a greater number for that purpose. The Board by resolution may elect a chair of any Committee. Except as expressly provided in these By-laws, the election or appointment of any director to a Committee will not create any contract rights of that director, and the Board’s removal of any member of any Committee will not prejudice any contract rights that member otherwise may have.
(c)    Under Section 2.12(a) hereof, the Board may designate an executive Committee to exercise, subject to applicable provisions of law, any or all of the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session.
(d)    Each other Committee the Board of Directors may designate under Section 2.12(a) hereof will, subject to applicable provisions of law, have and may exercise all the powers and authorities of the Board to the extent the Board of Directors’ resolution designating that Committee so provides.
(e)    Committee Rules; Minutes. Unless the Board otherwise provides, each Committee may make, alter and repeal rules for the conduct of its business. In the absence of those rules, each Committee will conduct its business in the same manner as the Board of Directors conducts its business under Article II. Each Committee will keep regular minutes of its meetings and will report the same to the Board of Directors as a whole.

ARTICLE III.
Officers.
Section 3.1. Officers. The principal officers of the Corporation will be elected by the Board and shall include a chief executive officer, president, chief accounting officer, chief financial officer, vice presidents, general counsel, secretary and treasurer. All other offices, titles, powers and duties with respect to principal officers shall be determined by the Board from time to time, which can include the Chairman as an officer of the Corporation. Each principal officer who shall be a member of the Board of Directors shall be considered an officer-director.
The Board of Directors or any Committee or officer designated by the Board or any Committee may appoint such other officers as necessary, who shall have such authority and shall perform such duties as from time to time may be assigned to them by or with the authority of the Board of Directors.
Any person may hold two or more offices.
In its discretion, the Board of Directors may leave unfilled any office.
All officers, agents and employees shall be subject to removal at any time by the Board of Directors. All officers, agents and employees, other than officers elected by the Board of Directors, shall hold office at the discretion of the Committee or of the officer appointing them.
Each of the salaried officers of the Corporation shall devote his or her entire time, skill and energy to the business of the Corporation, unless the contrary is expressly consented to by the Board of Directors.
    Section 3.2. Chairman of the Board. The Chairman of the Board may be an employee or officer of the Corporation and will, if present, preside at meetings of the Board of Directors and stockholders. The Chairman of the Board will exercise and perform such other duties as may be assigned by the Board of Directors. The Chairman of the Board will report to the Board of Directors.
Section 3.3. Powers and Duties of the Chief Executive Officer. Subject to any applicable determination of the Board of Directors, the chief executive officer of the Corporation shall be in general charge of the management of the day-to-day affairs of the Corporation.
Section 3.4. Powers and Duties of the President. Subject to any applicable determination of the chief executive officer of the Corporation and the Board of Directors, the president of the Corporation shall have such duties as may be assigned by the Board.
Section 3.5. Powers and Duties of the Chief Accounting Officer and Chief Financial Officer. The chief accounting officer and chief financial officer of the

Corporation shall each have such authority and shall perform such duties, as may be assigned by the Board.
Section 3.6. Powers and Duties of the General Counsel. The general counsel shall be the chief consulting officer of the Corporation in all legal matters, and, subject to any applicable determination of the Board of Directors, shall have general control of all matters of legal import concerning the Corporation.
Section 3.7. Powers and Duties of the Treasurer. Subject to any applicable determination of any other officer of the Corporation as may be designated by the Board of Directors, the treasurer of the Corporation shall have custody of all the funds and securities of the Corporation which may have come into the hand of the Corporation; when necessary or proper he or she shall endorse, or cause to be endorsed, on behalf of the Corporation, for collection, checks, notes and other obligations, and shall cause the deposit of same to the credit of the Corporation in such bank or banks or depositary as the Board of Directors may designate or as the Board of Directors by resolution may authorize; he or she shall sign all receipts and vouchers for payments made to the Corporation other than routine receipts and vouchers, the signing of which he or she may delegate; he or she shall sign all checks made by the Corporation; provided, however, that the Board of Directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositaries shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign; he or she may sign with the president or a vice president all certificates representing shares in the capital stock of the Corporation; whenever required by the Board of Directors, he or she shall render a statement of his or her cash account; he or she shall enter regularly, in books of the Corporation to be kept for the purpose, full and accurate account of all moneys received and paid by him or her on account of the Corporation; he or she shall, at all reasonable times, exhibit his or her books and accounts to any director of the Corporation upon request at his or her office during business hours; and he or she shall perform all other acts incident to the position of treasurer.
The treasurer shall give a bond for the faithful discharge of the assigned duties in such sum as the Board of Directors may require.
Section 3.8. Powers and Duties of Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, and the minutes of all meetings of the stockholders, and also (unless otherwise directed by the Board of Directors) the minutes of all Committees, in books provided for that purpose; he or she shall attend to the giving and serving of all notices of the Corporation; he or she may sign with any other duly authorized person, in the name of the Corporation, all contracts authorized by the Board of Directors, and affix the seal of the Corporation thereto; he or she shall have charge of the Corporation’s certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the Secretary’s office during business hours; and he or she shall in general perform all other duties incident to the office of Secretary, subject to the control of the Board of Directors.

Section 3.9. Voting upon Interests in Other Business Entities. Unless otherwise ordered by the Board of Directors or any Committee, any person or persons appointed in writing by any of them shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold capital stock, or at any other meetings of holders of ownership interests in business entities in which the Corporation may hold an interest, including limited liability companies, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock or other interest, and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.
Section 3.10. Term of Office, etc. Each officer will hold office until the first regular meeting of the Board in each year (at which a quorum shall be present) held next after the annual meeting of stockholders, and until a successor is duly elected or appointed and qualified or until such officer’s earlier death, resignation or removal. No officer of the Corporation will have any contractual right against the Corporation for compensation by reason of the election or appointment as an officer of the Corporation beyond the date of service as such, except as a written employment or other contract otherwise may provide. The Board may remove any officer with or without cause at any time, but any such removal will not prejudice the contractual rights of that officer, if any, against the Corporation. The Board by resolution may fill any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise for the unexpired portion of the term of that office at any time.

ARTICLE IV.
Capital Stock - Seal.
Section 4.1. Certificates of Shares. Shares of each class of the capital stock of the Corporation shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the Secretary or an assistant secretary of the Corporation. Ownership of any such uncertificated shares shall be evidenced by book-entry notation on the stock transfer records of the Corporation. Notwithstanding the foregoing, shares of capital stock of the Corporation represented by a certificate and issued and outstanding on February 23, 2011 shall remain represented by a certificate until such certificate is surrendered to the Corporation. All certificates surrendered to the Corporation shall be cancelled, and no new certificate shall be issued, except as may be required by applicable law or as may be authorized by the Secretary or an assistant secretary of the Corporation.
No certificate representing shares of capital stock of the Corporation shall be valid unless it is signed by two principal officers of the Corporation, or one principal officer and an assistant secretary or an assistant treasurer of the Corporation, but, where such certificate is signed by a registrar other than the Corporation or its employee the signatures of any such officer and, where authorized by resolution of the Board of Directors, any transfer agent may be facsimiles. In case any officer or transfer agent of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to such be such officer or transfer agent of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as though the person or persons were such officer or transfer agent of the Corporation at the date of issue.
With respect to each class of capital stock of the Corporation, any certificates issued shall be consecutively numbered. The name of the person owning the shares represented thereby, with the class and number of such shares and the date of issue, shall be entered on the Corporation’s books.
Section 4.2. Transfer of Shares. Transfers of shares shall be made on the stock transfer records of the Corporation only by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer agent duly appointed, and upon surrender of the certificate or certificates for such shares properly endorsed, if such shares are represented by a certificate, and payment of all taxes thereon. Upon receipt of proper transfer instructions from the registered holder of uncertificated shares, from an approved source duly authorized by such holder or from such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer agent duly appointed, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded on the stock transfer records of the Corporation. The person in whose name shares stand on the Corporation’s stock transfer records shall be deemed the absolute owner thereof for all purposes as regards the Corporation and, accordingly, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.
Section 4.3. Regulations. The Board of Directors shall have power and authority to make all such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration or replacement of shares of the capital stock of the Corporation.
The Board of Directors may appoint one or more transfer agents or assistant transfer agents, including the Corporation, and one or more registrars of transfers, including the Corporation, and may require any stock certificates to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfers. The Board of Directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.
Section 4.4. Fixing Date for Determination of Stockholders’ Rights. The Board of Directors is authorized from time to time to fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
Section 4.5. Dividends. The Board of Directors may from time to time declare such dividends as the Board shall deem advisable and proper, subject to such restrictions as may be imposed by applicable law and the Certificate of Incorporation.
Section 4.6. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of this Corporation may be used whenever and as authorized by the Board of Directors.
Section 4.7. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary. Unless otherwise directed by the Board of Directors, duplicates of the seal may be kept and used by the treasurer or by any assistant secretary or assistant treasurer of the Corporation.

ARTICLE V.
Indemnification.
Section 5.1. Right to Indemnification. The Corporation shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is made or is threatened to be made a party or is involved in any Proceeding whether civil, criminal, administrative or investigative by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expenses, liability, and loss reasonably incurred or suffered by such person. The Corporation shall indemnify any person seeking indemnity in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.
Section 5.2. Advancement of Expenses
(a)    If and whenever any Indemnitee is, or is threatened to be made, a party to any Proceeding that may give rise to a right of that Indemnitee to indemnification under Section 5.1, the Corporation will advance (unless such advance is in violation of law) all Expenses reasonably incurred by or on behalf of that Indemnitee in connection with that Proceeding within 10 days after the Corporation receives a statement or statements from that Indemnitee requesting the advance or advances from time to time, whether prior to or after final disposition of that Proceeding; provided, however, that the

Corporation will have no obligation to advance Expenses if such advance will be in violation of applicable law. Each such statement must reasonably evidence the Expenses incurred by or on behalf of that Indemnitee and include or be preceded or accompanied by an undertaking by or on behalf of that Indemnitee to repay any Expenses advanced if it ultimately is determined that the Indemnitee is not entitled to be indemnified by the Corporation under Section 5.1 against those Expenses. The Corporation will accept any such undertaking without reference to the financial ability of Indemnitee to make repayment. If the Corporation advances Expenses in connection with any Claim as to which an Indemnitee has requested or may request indemnification under Section 5.1 and a determination is made under Section 5.4 that the Indemnitee is not entitled to that indemnification, the Indemnitee will not be required to reimburse the Corporation for those advances until the 180th day following the date of that determination; provided, however, that if the Indemnitee timely commences and thereafter prosecutes in good faith a judicial proceeding or arbitration under Section 5.6 or otherwise to obtain that indemnification, the Indemnitee will not be required to reimburse the Corporation for those Expenses until a determination in that proceeding or arbitration that the Indemnitee is not entitled to that indemnification has become final and nonappealable.

(b)    The Corporation may advance Expenses under Section 5.2(a) to an Indemnitee or, at the Corporation’s option, directly to the Person to which those Expenses are owed, and any Indemnitee’s request for an advance under Section 5.2(a) will constitute that Indemnitee’s consent to any such direct payment, to Indemnitee’s legal counsel or any other Person.
Section 5.3. Notification and Defense of Claims.

(a)    If any Indemnitee receives notice, otherwise than from the Corporation, that the Indemnitee is or will be made, or is threatened to be made, a party to any Proceeding in respect of which the Indemnitee intends to seek indemnification under this Article V, the Indemnitee must promptly notify the Corporation in writing of the nature and, to the Indemnitee’s knowledge, status of that Proceeding. If this Section 5.3(a) requires any Indemnitee to give such a notice, but that Indemnitee fails to do so, that failure will not relieve the Corporation from, or otherwise affect the obligations the Corporation may have to indemnify that Indemnitee under this Article V, unless the Corporation can establish that the failure has resulted in actual prejudice to the Corporation.
(b)    Except as this Section 5.3(b) otherwise provides, in the case of any Proceeding in respect of which any Indemnitee seeks indemnification under this Article V:
(1)    the Corporation and any Related Enterprise that also may be obligated to indemnify that Indemnitee in respect of that Proceeding will be entitled to participate at its own expense in that Proceeding;

(2)    the Corporation or that Related Enterprise, or either of them, will be entitled to assume the defense of all Claims, other than (A) Corporation Claims, if any, and (B) other Claims, if any, as to which that Indemnitee shall reasonably reach the conclusion clause (3) of the next sentence describes, in that Proceeding against that Indemnitee by prompt written notice of that election to that Indemnitee; and

(3)    if clause (2) above entitles the Corporation or that Related Enterprise to assume the defense of any of those Claims and it delivers to that Indemnitee notice of that assumption under clause (2), the Corporation will not be liable to that Indemnitee under this Article V for any fees or expenses of legal counsel for that Indemnitee which that Indemnitee incurs after that Indemnitee receives that notice.
That Indemnitee will have the right to employ that Indemnitee’s own legal counsel in that Proceeding, but, as clause (3) of the preceding sentence provides, will bear the fees and expenses of that counsel unless:
(1)    the Corporation has authorized that Indemnitee in writing to retain that counsel;
(2)    the Corporation shall not within a reasonable period of time actually have employed counsel to assume the defense of those Claims; or
(3)    that Indemnitee shall have (A) reasonably concluded that a conflict of interest may exist between that Indemnitee and the Corporation as to the defense of one or more of those Claims and (B) communicated that conclusion to the Corporation in writing.
(c)    The Corporation will not be obligated hereunder to, or to cause another Corporation Entity to, indemnify any Indemnitee against or hold that Indemnitee harmless from and in respect of any amounts paid, or agreed to be paid, by that Indemnitee in settlement of any Claim against that Indemnitee which that Indemnitee effects without the Corporation’s prior written consent. The Corporation will not settle any Claim against any Indemnitee in any manner that would impose any penalty or limitation on that Indemnitee without that Indemnitee’s prior written consent. Neither the Corporation nor any Indemnitee will unreasonably delay or withhold consent to any such settlement the other party proposes to effect.
Section 5.4. Procedure for Determination of Entitlement to Indemnification
(a)    To obtain indemnification under this Article V, any Indemnitee must submit to the Corporation a written request therefor which specifies the Section or Sections under which that Indemnitee is seeking indemnification and which includes, or is accompanied by, such documentation and information as is reasonably available to that Indemnitee and is reasonably necessary to determine whether and to what extent that Indemnitee is entitled to that indemnification. Any Indemnitee may request indemnification under this Article V at any time and from time to time as that Indemnitee deems appropriate in that Indemnitee’s sole discretion. In the case of any request by any Indemnitee for indemnification under Section 5.1 as to any Claim which is pending or threatened at the time that Indemnitee delivers that request to the Corporation and would not be resolved with finality, whether by judgment, order, settlement or otherwise, on payment of the indemnification requested, the Corporation may defer the determination under Section 5.4(c) of that Indemnitee’s entitlement to that indemnification to a date that is no later than 45 days after the effective date of that final resolution if the Board concludes in good faith that an earlier determination would be materially prejudicial to the Corporation or a Related Enterprise.
(b)    On written request by any Indemnitee under Section 5.4(a) for indemnification under Section 5.1, the determination of that Indemnitee’s entitlement to that indemnification will be made:
(1)    if that Indemnitee will be a director or officer of the Corporation at the time that determination is made, under Section 5.4(c) in each case; or
(2)    if that Indemnitee will not be a director or officer of the Corporation at the time that determination is made, under Section 5.4(c) in any case, if so requested in writing by that Indemnitee or so directed by the Board, or, in the absence of that request and direction, as the Board shall duly authorize or direct.
(c)    Each determination of any Indemnitee’s entitlement to indemnification under Section 5.1 to which this Section 5.4(c) applies will be made as follows:
(1)    by a majority vote of the Disinterested Directors, even though less than a quorum; or
(2)    by a committee of Disinterested Directors a majority vote of the Disinterested Directors may designate, even though less than a quorum; or
(3)    if (A) there are no Disinterested Directors or (B) a majority vote of the Disinterested Directors so directs, by an Independent Counsel in a written opinion to the Board, a copy of which the Corporation will deliver to that Indemnitee;
provided, however, that if that Indemnitee has so requested in that Indemnitee’s request for indemnification, an Independent Counsel will make that determination in a written opinion to the Board, a copy of which the Corporation will deliver to Indemnitee.
(d)    If it is determined that any Indemnitee is entitled to indemnification under Section 5.1, the Corporation will, or will cause another Corporation Entity to, subject to the provisions of Section 5.4(f):
(1)    within 10 days after that determination pay to that Indemnitee all amounts (A) theretofore incurred by or on behalf of that Indemnitee in respect of which that Indemnitee is entitled to that indemnification by reason of that determination and (B) requested from the Corporation in writing by that Indemnitee; and
(2)    thereafter on written request by that Indemnitee, pay to that Indemnitee within 10 days after that request such additional amounts theretofore incurred by or on behalf of that Indemnitee in respect of which that Indemnitee is entitled to that indemnification by reason of that determination.
Each Indemnitee must cooperate with the Person or Persons making the determination under Section 5.4(c) with respect to that Indemnitee’s entitlement to indemnification under Section 5.1, including providing to such Person or Persons, on reasonable advance request, any documentation or information that is:
(1)    not privileged or otherwise protected from disclosure;
(2)    reasonably available to that Indemnitee; and
(3)    reasonably necessary to that determination.
(e)    If an Independent Counsel is to make a determination under Section 5.4(c) of entitlement of any Indemnitee to indemnification under Section 5.1, the Board will select the Independent Counsel and give written notice to that Indemnitee which names the Person it has selected, whereupon that Indemnitee may, within 10 days after that Indemnitee’s receipt of that notice, deliver to the Secretary a written objection to the selection; provided, however, that any such objection may be asserted only on the ground that the Person selected is not an “Independent Counsel” as Section 5.11 defines that term, and the objection must set forth with particularity the factual basis for that assertion. Absent a proper and timely objection, the person or firm so selected will act as Independent Counsel under Section 5.4(c). If any such written objection is so made and substantiated, the Person selected may not serve as Independent Counsel unless and until the objection is withdrawn or a court of competent jurisdiction has determined that the objection is without merit.
If the Person that will act as Independent Counsel has not been determined within 30 days after any Indemnitee’s submission of the related request for indemnification, either the Corporation or that Indemnitee may petition the Court of Chancery for resolution of any objection that has been made by that Indemnitee to the Board’s selection of Independent Counsel or for the appointment as Independent Counsel of a Person selected by the Court of Chancery or by such other Person as the Court of Chancery designates, and the Person with respect to whom all objections are so resolved or the Person so appointed will act as Independent Counsel under Section 5.4(c).
The Corporation will pay any and all reasonable fees and expenses the Independent Counsel incurs in connection with acting under Section 5.4(c), and the Corporation will pay all reasonable fees and expenses incident to the procedures this Section 5.4(e) sets forth, regardless of the manner in which the Independent Counsel is selected or appointed.
If any Indemnitee becomes entitled to, and does, initiate any judicial proceeding or arbitration under Section 5.6, the Corporation will terminate its engagement of the Person acting as Independent Counsel, whereupon that Person will be, subject to the applicable standards of professional conduct then prevailing, relieved of any further responsibility in the capacity of Independent Counsel.
(f)    The amount of any indemnification against Expenses to which any Indemnitee becomes entitled under any provision of this Article V, including Section 5.1, will be determined subject to the provisions of this Section 5.4(f). Each Indemnitee will have the burden of showing that that Indemnitee actually has incurred the Expenses for which that Indemnitee requests indemnification. If the Corporation or a Corporation Entity has made any advance in respect of any Expense incurred by any Indemnitee without objecting in writing to that Indemnitee at the time of the advance to the reasonableness thereof, the incurrence of that Expense by that Indemnitee will be deemed for all purposes hereof to have been reasonable. In the case of any Expense as to which such an objection has been made, or any Expense for which no advance has been made, the incurrence of that Expense will be presumed to have been reasonable, and the Corporation will have the burden of proof to overcome that presumption.
Section 5.5 Presumptions and Effect of Certain Proceedings.

(a)    In making a determination under Section 5.4(c) with respect to entitlement of any Indemnitee to indemnification under Section 5.1, the Person or Persons making that determination must presume that that Indemnitee is entitled to that indemnification if that Indemnitee has submitted a request for indemnification in accordance with Section 5.4(a), and the Corporation will have the burden of proof to overcome that presumption in connection with the making by any Person or Persons of any determination contrary to that presumption.
(b)    The termination of any Proceeding or of any Claim therein, by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, will not, except as this Article V otherwise expressly provides, of itself adversely affect the right of any Indemnitee to indemnification under this Article V or, in the case of any determination under Section 5.4(c) of any Indemnitee’s entitlement to indemnification under Section 5.1, create a presumption that that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that that Indemnitee’s conduct was unlawful.
(c)    Any service of any Indemnitee as a Functionary of the Corporation or any Related Enterprise which imposes duties on, or involves services by, that Indemnitee with respect to any Related Enterprise that is an employee benefit or welfare plan or related trust, if any, or that plan’s participants or that trust’s beneficiaries, will be deemed for all purposes hereof as service at the request of the Corporation, and any action that Indemnitee takes or omits to take in connection with any such plan or trust will, if taken or omitted in good faith by that Indemnitee and in a manner that Indemnitee reasonably believed to be in the interest of the participants in or beneficiaries of that plan or trust, be deemed to have been taken or omitted in a manner “not opposed to the best interests of the Corporation” for all purposes of this Article V.
(d)    For purposes of any determination under this Article V as to whether any Indemnitee has performed services or engaged in conduct on behalf of any Enterprise in good faith, that Indemnitee will be deemed to have acted in good faith if that Indemnitee acted in reliance on the records of the Enterprise or on information, opinions, reports or statements, including financial statements and other financial information, concerning the Enterprise or any other Person which were prepared or supplied to that Indemnitee by:
(1)    one or more of the officers or employees of the Enterprise;
(2)    appraisers, engineers, investment bankers, legal counsel or other Persons as to matters that Indemnitee reasonably believed were within the professional or expert competence of those Persons; and
(3)    any committee of the board of directors or equivalent managing body of the Enterprise of which that Indemnitee is or was, at the relevant time, not a member;
provided, however, that if that Indemnitee has actual knowledge as to any matter that makes any such reliance unwarranted as to that matter, this Section 5.5(d) will not entitle that Indemnitee to any presumption that that Indemnitee acted in good faith respecting that matter.
(e)    For purposes of any determination under this Article V as to whether any Indemnitee is entitled to indemnification under Section 5.1, neither the knowledge nor the conduct of any other Functionary of the Corporation or any Related Enterprise shall be imputed to that Indemnitee.
(f)    Any Indemnitee will be deemed a party to a Proceeding for all purposes of this Article V if that Indemnitee is named as a defendant or respondent in a complaint or petition for relief in that Proceeding, regardless of whether that Indemnitee ever is served with process or makes an appearance in that Proceeding.
(g)    If any Indemnitee serves or served as a Functionary of a Related Enterprise, that service will be deemed to be “at the request of the Corporation” for all purposes of this Article V notwithstanding that the request is not evidenced by a writing or shown to have been made orally. In the event the Corporation were to extend the rights of indemnification and advancement of Expenses under this Article V to any Indemnitee’s serving at the request of the Corporation as a Functionary of any Enterprise other than the Corporation or a Related Enterprise, that Indemnitee must show that the request was made by the Board or at its authorization.
Section 5.6 Remedies of Indemnitee in Certain Cases.

    (a) If any Indemnitee makes a written request in compliance with Section 5.4(a) for indemnification under Section 5.1 and either:
(1)    no determination as to the entitlement of that Indemnitee to that indemnification is made before the last to occur of (A) the close of business on the date, if any, the Corporation has specified under Section 5.4(a) as the outside date for that determination or (B) the elapse of the 45-day period beginning the day after the date the Corporation receives that request; or

(2)    a determination is made under Section 5.4(c) that that Indemnitee is not entitled to that indemnification in whole or in any part in respect of any Claim to which that request related, that Indemnitee will be entitled to an adjudication from the Court of Chancery of that Indemnitee’s entitlement to that indemnification. Alternatively, that Indemnitee, at that Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In the case of any determination under Section 5.5(d) that is adverse to an Indemnitee, that Indemnitee must commence any such judicial proceeding or arbitration within 180 days following the date on which that Indemnitee first has the right to commence that proceeding under this Section 5.6(a) or that Indemnitee will be bound by that determination for all purposes of this Article V.
(b)    If a determination has been made under Section 5.4 that an Indemnitee is not entitled to indemnification under Section 5.1, any judicial proceeding or arbitration commenced by that Indemnitee under this Section 5.6 will be conducted in all respects as a de novo trial or arbitration on the merits, and that Indemnitee will not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced under this Section 5.6, the Corporation will have the burden of proving that the Indemnitee is not entitled to indemnification hereunder, and the Corporation may not, for any purpose, refer to or introduce into evidence any determination under Section 5.4(c) which is adverse to the Indemnitee.
(c)    If a determination has been made under Section 5.4 that any Indemnitee is entitled to indemnification under Section 5.1, the Corporation will be bound by that determination in any judicial proceeding or arbitration that Indemnitee thereafter commences under this Section 5.6 or otherwise, absent:
(1)    a misstatement by that Indemnitee of a material fact, or an omission by that Indemnitee of a material fact necessary to make that Indemnitee’s statements not materially misleading, in connection with that Indemnitee’s request for indemnification; or
(2)    a prohibition of that indemnification under applicable law.
(d)    If any Indemnitee, under this Section 5.6 or otherwise, seeks a judicial adjudication of or an award in arbitration to enforce that Indemnitee’s rights under this Article V, that Indemnitee will be entitled to recover from the Corporation, and will be indemnified by the Corporation against, any and all expenses, of the types the definition of Expenses in Section 5.11 describes, reasonably incurred by or on behalf of that Indemnitee in that judicial adjudication or arbitration, but only if that Indemnitee prevails therein. If it is determined in that judicial adjudication or arbitration that that Indemnitee is entitled to receive part of, but not all, the indemnification or advancement of expenses sought, the expenses incurred by that Indemnitee in connection with that judicial adjudication or arbitration will be appropriately prorated between those in respect of which this Article V entitles that Indemnitee to indemnification and those that Indemnitee must bear.

(e)    In any judicial proceeding or arbitration under this Section 5.6, the Corporation:
(1)    will not, and will not permit any other Person acting on its behalf to, assert that the procedures or presumptions this Article V establishes are not valid, binding and enforceable; and
(2)    will stipulate that it is bound by all the provisions of this Article V.
Section 5.7 Non-exclusivity; Equivalence to Contract Rights; Survival of Rights; Insurance; Subrogation.

(a) The rights to indemnification and advancement of Expenses and the remedies this Article V provides are not and will not be deemed exclusive of any other rights or remedies to which any Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, any agreement, a vote of stockholders or Disinterested Directors, or otherwise, but each such right or remedy under this Article V will be cumulative with all such other rights and remedies. The rights to indemnification and advancement of Expenses this Article V provides shall be considered the equivalent of a contract right that vests upon the occurrence or alleged occurrence of any act or omission that forms the basis for or is related to the claim for which indemnification is sought by an Indemnitee, to the same extent as if the provisions of this Article V were set forth in a separate, written contract between such Indemnitee and the Corporation, and no amendment, modification or repeal of this Article V or any provision hereof will limit or restrict any right of any Indemnitee under this Article V in respect of any action that Indemnitee has taken or omitted in that Indemnitee’s capacity as a Functionary of the Corporation or any Related Enterprise prior to that amendment, modification or repeal. This Article V will not limit or restrict the power or right of the Corporation, to the extent and in the manner applicable law permits, to indemnify and advance expenses to Persons other than Indemnitees when and as authorized by the Board or by other appropriate corporate action.
(b)    If the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation, each Indemnitee will be covered by the policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under the policy or policies. If the Corporation receives written notice from any source of a pending Proceeding to which any Indemnitee is a party and in respect of which that Indemnitee might be entitled to indemnification under Section 5.1 and the Corporation then maintains any such policy of which that Indemnitee is a beneficiary, the Corporation will:
(1)    promptly give notice of that Proceeding to the relevant insurers in accordance with the applicable policy procedures; and
(2)    thereafter take all action necessary to cause those insurers to pay, on behalf of that Indemnitee, all amounts payable in accordance with the applicable policy terms as a result of that Proceeding;

provided, however, that the Corporation need not comply with the provisions of this sentence if its failure to do so would not actually be prejudicial to that Indemnitee in any material respect.
(c)    The Corporation will not be liable under this Article V to make or cause to be made any payment of amounts otherwise indemnifiable under this Article V, or to make or cause to be made any advance this Article V otherwise requires it to make or cause to be made, to or for the account of any Indemnitee, if and to the extent that the Indemnitee has otherwise actually received or had applied for the Indemnitee’s benefit that payment or advance or otherwise obtained the entire benefit therefrom under any insurance policy, any other contract or agreement or otherwise.
(d)    If the Corporation makes or causes to be made any payment under this Article V to or for the account of any Indemnitee, it will be subrogated to the extent of that payment to all the rights of recovery of that Indemnitee, who must execute all papers required and take all action necessary to secure those rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce those rights.
(e)    The Corporation’s obligation to make or cause to be made any payment or advance under this Article V to or for the account of any Indemnitee with respect to that Indemnitee’s service at the request of the Corporation as a Functionary of any Related Enterprise will be reduced by any amount that Indemnitee has actually received as indemnification or advancement of expenses from that Related Enterprise.
Section 5.8 Benefit of this Article V.

The provisions of this Article V will inure to the benefit of each Indemnitee and that Indemnitee’s spouse, heirs, executors and administrators.
Section 5.9 Severability.

If any provision or provisions of this Article V is or are invalid, illegal or unenforceable for any reason whatsoever:
(1)    the validity, legality and enforceability of the remaining provisions of this Article V, including each portion of any Section containing any such invalid, illegal or unenforceable provision which is not itself invalid, illegal or unenforceable, will not in any way be affected or impaired thereby;
(2)    such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the Corporation as expressed in this Article V; and
(3)    to the fullest extent possible, the provisions of this Article V, including each portion of any Section containing any such invalid, illegal or unenforceable provision which is not itself invalid, illegal or unenforceable, will be construed so as to give effect to the intent manifested thereby.

Section 5.10 Exceptions to Right of Indemnification or Advancement of Expenses. No provision in this Article V will obligate the Corporation to pay or cause to be paid any indemnity to or for the account of any Indemnitee in connection with or as a result of:
(1)    any Claim made against that Indemnitee for an accounting of profits, under Section 16(b) of the Exchange Act or similar provision of state statutory or common law, from the purchase and sale, or sale and purchase, by that Indemnitee of securities of the Corporation or any Related Enterprise; or
(2)    except for any Claim initiated by that Indemnitee, whether as a cause of action or as a defense to a cause of action under Section 5.6 or otherwise, to enforce or establish, by declaratory judgment or otherwise, that Indemnitee’s rights or remedies under this Article V, any Claim initiated by that Indemnitee without the prior authorization of the Board against the Corporation or any Related Enterprise or any of their respective present or former Functionaries.
Section 5.11 Definitions.
(a) For purposes of this Article V:
“Affiliate” has the meaning Exchange Act Rule 12b-2 specifies.
“Claim” means any claim for damages or a declaratory, equitable or other substantive remedy, or any other issue or matter, in any Proceeding.
“Corporation Claim” means, in the case of any Indemnitee, any Claim brought by or in the right of the Corporation or a Related Enterprise against that Indemnitee.
“Corporation Entity” means any Related Enterprise, other than an employee benefit or welfare plan or its related trust, if any.
“Court of Chancery” means the Court of Chancery of the State of Delaware.
“Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding, or any Claim therein, in respect of which indemnification is sought by any Indemnitee under this Article V.
“Enterprise” means any business trust, corporation, joint venture, limited liability company, partnership or other entity or enterprise, including any operational division of any entity, or any employee benefit or welfare plan or related trust.
“Expenses” include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Should any payments by the Corporation to or for the account of any Indemnitee under this Article V be determined to be subject to any federal, state or local income or excise tax, “Expenses” also will include such amounts as are necessary to place that Indemnitee in the same after-tax position, after giving effect to all applicable taxes, that Indemnitee would have been in had no such tax been determined to apply to those payments.
“Functionary” of any Enterprise means any director, officer, manager, administrator, employee, agent, representative or other functionary of that Enterprise, including, in the case of any employee benefit or welfare plan, any member of any committee administering that plan or any individual to whom the duties of that committee are delegated.
“Indemnitee” means at any time any director, officer, employee or agent of the Corporation or any person that is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company, enterprise, non-profit entity or other entity including, without limitation, service with respect to employee benefit plans.
“Independent Counsel” means, in the case of any determination under Section 5.4(c) of the entitlement of any Indemnitee to indemnification under Section 5.1, a law firm, or a member of a law firm, that or who is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:
(1)    the Corporation or any of its Affiliates or that Indemnitee in any matter material to any such Person; or
(2)    any other party to the Proceeding giving rise to a claim of that Indemnitee for that indemnification;
notwithstanding the foregoing, the term “Independent Counsel” does not include at any time any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or a Related Enterprise or that Indemnitee in an action to determine that Indemnitee’s rights under these By-laws.
“Person” means any natural person, sole proprietorship, corporation, partnership, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company, joint venture or any other entity of any kind having a separate legal status or any estate, trust, union or employee organization or governmental authority.
“Proceeding” includes:
(1)    any threatened, pending or completed action, suit, arbitration, alternate dispute resolution procedure, investigation, inquiry or other threatened, actual or completed proceeding, whether of a civil, criminal, administrative, investigative or private nature and irrespective of the initiator thereof; and
(2)    any appeal in any such proceeding.

“Related Enterprise” means at any time any Enterprise:
(1)    50% or more of the outstanding capital stock or other ownership interests of which, or the assets of which, the Corporation owns or controls, or previously owned or controlled, directly or indirectly, at that time;
(2)    50% or more of the outstanding voting power of the outstanding capital stock or other ownership interests of which the Corporation owns or controls, or previously owned or controlled, directly or indirectly, at that time;
(3)    that is, or previously was, an Affiliate of the Corporation which the Corporation controls, or previously controlled, by ownership, contract or otherwise and whether alone or together with another Person, directly or indirectly, at that time; or
(4)    if that Enterprise is an employee benefit or welfare plan or related trust, whose participants or beneficiaries are present or former employees of the Corporation or any other Related Enterprise.
Section 5.12 Contribution. If it is established, under Section 5.4(c) or otherwise, that any Indemnitee has the right to be indemnified under Section 5.1 in respect of any Claim, but that right is unenforceable by reason of any applicable law or public policy, then, to the fullest extent applicable law permits, the Corporation, in lieu of indemnifying or causing the indemnification of that Indemnitee under Section 5.1, will contribute or cause to be contributed to the amount that Indemnitee has incurred, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses reasonably incurred, in connection with that Claim, in such proportion as is deemed fair and reasonable in light of all the circumstances of that Claim in order to reflect:
(1)    the relative benefits that Indemnitee and the Corporation have received as a result of the event(s) or transaction(s) giving rise to that Claim; or
(2)    the relative fault of that Indemnitee and of the Corporation and its other Functionaries in connection with those event(s) or transaction(s).
Section 5.13 Submission to Jurisdiction. Each Indemnitee, by seeking any indemnification or advance of Expenses under this Article V, will be deemed, except with respect to any arbitration that Indemnitee commences under Section 5.6:
(1)    to have agreed that any Proceeding arising out of or in connection with this Article V must be brought only in the Court of Chancery and not in any other state or federal court in the United States of America or any court in any other country;
(2)    to have consented to submit to the exclusive jurisdiction of the Court of Chancery for purposes of any Proceeding arising out of or in connection with this Article V;

(3)    to have waived any objection to the laying of venue of any such Proceeding in the Court of Chancery; and
(4)    to have waived, and to have agreed not to plead or to make, any claim that any such Proceeding brought in the Court of Chancery has been brought in an improper or otherwise inconvenient forum. The Corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law any person who was or is made or is threatened to be made a party or is involved in any Proceeding whether civil, criminal, administrative or investigative by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expenses, liability, and loss reasonably incurred or suffered by such person. The Corporation shall indemnify any person seeking indemnity in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors.

ARTICLE VI.
Miscellaneous.

Section 6.1 Amendments. The Board of Directors shall have the power to adopt, amend and repeal the By-laws at any regular or special meeting of the Board, provided that notice of intention to adopt, amend or repeal the By-laws in whole or in part shall have been included in the notice of meeting; or, without any such notice, by a vote of two-thirds of the directors then in office.
Stockholders may adopt, amend and repeal the By-laws at any regular or special meeting of the stockholders by an affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon, provided that notice of intention to adopt, amend or repeal the By-laws in whole or in part shall have been included in the notice of the meeting.
Section 6.2 Offices. The Corporation’s registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may have such other offices within and without the State of Delaware as have heretofore been established or may hereafter be established by or with the authority of the Board. The Corporation’s administrative office shall be located at 5555 San Felipe Street, Houston, Texas.
Section 6.3 Fiscal Year. The fiscal year of the Corporation will end on December 31.
Section 6.4 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Entity in which one or more of its directors or officers are directors or officers (or hold equivalent offices or positions), or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or Committee which authorizes the contract or transaction, or solely because his or her votes are counted for that purpose, if:
(1)    the material facts as to the relationship or interest of the director or officer and as to the contract or transaction are disclosed or are known to the Board or the Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(2)    the material facts as to the relationship of the director or officer or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those stockholders; or
(3)    the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a Committee or the stockholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Board Committee which authorizes the contract or transaction.
Section 6.5 Form of Records. Any records the Corporation maintains in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept in electronic form, provided that the records so kept can be converted into clearly legible form within a reasonable time.
Section 6.6 Notices; Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or member of any Committee under the provisions of the DGCL, the Certificate of Incorporation or these By-laws, that notice will be deemed to be sufficient if given (a) by telegraphic, facsimile, cable or wireless or electronic transmission or (b) by deposit of the same in the United States mail, with postage paid thereon, addressed to the person entitled thereto at his address as it appears in the records of the Corporation, and that notice will be deemed to have been given on the day of such transmission or mailing, as the case may be.
Whenever any notice is required to be given to any stockholder or director under the provisions of the DGCL, the Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by or by electronic transmission from the person or persons entitled to that notice, whether before or after the time stated therein, will be equivalent to the giving of that notice. Attendance of a person at a meeting will constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board or any Committee need be specified in any waiver of notice in writing or by electronic transmission unless the Certificate of Incorporation or these By-laws so require.

Section 6.7 Resignations. Any director or officer of the Corporation may resign at any time. Any such resignation must be made in writing or by electronic transmission to the Corporation and will take effect at the time specified in that writing or electronic transmission, or, if that resignation does not specify any time, at the time of its receipt by the Chairman or the Secretary. The acceptance of a resignation will not be necessary to make it effective, unless that resignation expressly so provides.
If an incumbent director who is nominated for re-election to the Board does not receive sufficient votes “for” to be elected in accordance with Section 1.7, that incumbent director shall promptly tender his or her resignation to the Board. The Corporate Governance and Nominating Committee of the Board (the “Corporate Governance and Nominating Committee”) shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of the certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation should not participate in the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting of the stockholders of the Corporation and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board pursuant to this Section 6.7, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article Seventh of the Certificate of Incorporation or may decrease the size of the Board pursuant to the provisions of Section 2.1.
Section 6.8 Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.8.
Section 6.9 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures these By-laws elsewhere specifically authorize, facsimile signatures of any officer or officers of the Corporation may be used as and whenever the Board by resolution so authorizes.
Section 6.10 Reliance on Books, Reports and Records. Each director and each member of any Committee designated by the Board will, in the performance of his duties, be fully protected in relying in good faith on the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board or by any such committee, or in relying in good faith upon other records of the Corporation.
Section 6.11 Certain Definitional Provisions. (a) In these By-laws:
“Board” or “Board of Directors” means the board of directors of the Corporation.

“Certificate of Incorporation” means at any time the original certificate of incorporation of the Corporation as amended and restated from time to time to that time, including each certificate of designation, if any, respecting any class or series of preferred stock of the Corporation.
“Chairman” or “Chairman of the Board” means the chairman of the Board.
“Committee” means any committee of the Board.
“DGCL” means the General Corporation Law of the State of Delaware.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Lead Director” means the Director elected by the Board, not less than annually, by the affirmative vote of a majority of the non-employee Directors in the event (i) the Chairman and chief executive officer positions are not separate, or (ii) the Chairman is not independent according to the categorical standards for director independence set forth in the Corporation’s Corporate Governance Principles.
“Secretary” means the secretary of the Corporation.
(b)    When used in these By-laws, the words “herein,” “hereof” and “hereunder” and words of similar import refer to these By-laws as a whole and not to any provision of these By-laws, and the words “Article” and “Section” refer to Articles and Sections of these By-laws unless otherwise specified.
(c)    Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.
(d)    The word “including” (and, with correlative meaning, the word “include”) means including, without limiting the generality of any description preceding that word, and the words “shall” and “will” are used interchangeably and have the same meaning.

Section 6.12 Captions. Captions to Articles and Sections of these By-laws are included for convenience of reference only, and these captions do not constitute a part hereof for any other purpose or in any way affect the meaning or construction of any provision hereof.